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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                     __________________________________



                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 19, 1999



                           ZOLTEK COMPANIES, INC.
           (Exact name of registrant as specified in its charter)



           DELAWARE                0-20600                43-1311101
       (State or other         (Commission File        (I.R.S. Employer
       jurisdiction of             Number)              Identification
        organization)                                      Number)




            3101 MCKELVEY ROAD                           63044
           ST. LOUIS, MISSOURI                         (Zip Code)
 (Address of principal executive offices





      Registrant's telephone number, including area code:  (314) 291-5110



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On November 19, 1999, Zoltek Companies, Inc., a Missouri corporation ("Zoltek"), completed the acquisition of all of the issued and outstanding share capital (the "Acquisition") of Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Systems"), pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated November 19, 1999, by and among Zoltek and each of the holders of the outstanding share capital of SP Systems. The aggregate purchase price paid by Zoltek in connection with the Acquisition was approximately $30 million in cash and an aggregate of 2.5 million shares of the common stock of Zoltek. The aggregate purchase price was determined through arms'-length negotiations between the parties. SP Systems develops, markets and manufactures prepreg (glass and carbon fiber pre-impregnated with resin) materials, special bonding and laminating resins, reinforcement fabrics and consumable materials for composite manufacturing and engineering of composite structures. Zoltek intends to continue the historical business of SP Systems.

        The funds utilized by Zoltek for completion of the acquisition were financed pursuant to a $71.0 million credit facility provided by Mercantile Bank National Association.

        On October 1, 1999, Zoltek acquired all of the outstanding shares of Cape Composites Incorporated, a California corporation
("Cape Composites"). Cape Composites manufactures "carbon fiber prepreg" (carbon fiber impregnated with resin) composite materials used in the production of composite products requiring unidirectional strength and stiffness, such as golf club shafts and other sporting goods.

        On November 9, 1999, Engineering Technology Corporation
("EnTech"), a Missouri corporation which is a wholly owned subsidiary of Zoltek, acquired substantially all of the assets of Engineering
Technology, Inc., a Utah corporation. Engineering Technology, Inc. designs, manufactures and sells filament winding equipment.

        On November 15, 1999, EnTech acquired all of the outstanding shares of Composite Machines Company, Inc., a Utah corporation ("CMC"), and Ramal International, Inc., a Nevada corporation ("Ramal"). CMC and Ramal design and manufacture filament winding and pultrusion equipment used in the production of large volume composite parts.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of business acquired.  No financial
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statements of SP Systems are provided in this Current Report on Form
8-K. Such financial statements will be provided when they become available, and prior to the expiration of 60 days from the date on which this Form 8-K must be filed. The acquisitions of the capital stock of Cape Composites, CMC and Ramal, and the acquisition of substantially all of the assets of Engineering Technology, Inc. are not considered "significant" under applicable rules and regulations of the Securities Exchange Commission either individually or in the aggregate.

        (b)  Pro forma financial information.  No pro forma financial
             -------------------------------
information is provided in this Current Report on Form 8-K. Such pro forma financial information will be provided when it becomes available, and prior to the expiration of 60 days from the date on which this Form 8-K must be filed.

        (c)  Exhibits.  See Exhibit Index.
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                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 24, 1999



                               ZOLTEK COMPANIES, INC.


                               By: /s/ Daniel Greenwell
                                  ---------------------------------
                                  Daniel Greenwell, Chief Financial
                                  Officer and Secretary





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                               EXHIBIT INDEX
                               -------------



Exhibit No.    Description
-----------    -----------

   2.1 Stock Purchase Agreement, dated November 19, 1999, by and among Zoltek Companies, Inc. and each of the holders of the outstanding share capital of Structural Polymer (Holdings) Limited.

   2.2 Registration Rights Agreement, dated November 19, 1999, by and among Zoltek Companies, Inc. and each of the holders of the outstanding share capital of Structural Polymer (Holdings) Limited.

   2.3 Credit Agreement, dated as of November 19, 1999, by and among Zoltek Companies, Inc., Zoltek Corporation, Zoltek Intermediates Corporation, Zoltek Properties, Inc., Cape Composites, Incorporated, Engineering Technology Corporation and Mercantile Bank National Association.